EXHIBIT 32.1

Statement of Chief Executive and Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Anshu Bhatnagar, Chief Executive Officer of mPhase Technologies, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s annual report on Form 10-K for the period ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 13, 2021	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer (Principal Executive, Financial and Accounting Officer)